Exhibit 10.4

FORM OF PLEDGE AND SECURITY AGREEMENT
This PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of June 4, 2015, from [_________________________________________], a Delaware limited partnership (the “Assignor”), in favor of JPMORGAN CHASE BANK, N.A. (“JPMC”), in its capacity as Administrative Agent for the Secured Parties (as defined below) (the “Assignee”).
WHEREAS, Assignor is the legal and beneficial owner of one hundred percent of the membership interests of the following limited liability companies: [__________________________________________________________________________] (the “Owners” and, each a “Owner”), each as more particularly described on Exhibit A attached hereto, which include (i) all economic rights, including rights to profits, losses and distributions from such Owner, (ii) all control rights, including the right to vote and participate in the management of such Owner and (iii) all other rights resulting from Assignee’s status as a member thereof (collectively, the “Membership Interests”);
WHEREAS, pursuant to the terms and subject to the conditions of that certain Second Amended and Restated Revolving Credit Agreement, dated as the date hereof, among FelCor Austin Downtown Hotel, L.L.C., a Delaware limited liability company, FelCor Copley Plaza Owner, L.L.C., a Delaware limited liability company, FelCor/LAX Hotels, L.L.C., a Delaware limited liability company, FelCor Santa Monica Owner, L.L.C., a Delaware limited liability company, FelCor Union Square Hotel, L.L.C., a Delaware limited liability company, FelCor St. Pete Owner, L.L.C., a Delaware limited liability company, Charleston Mills House Hotel, L.L.C., a Delaware limited liability company, FelCor Austin Downtown Lessee, L.L.C., a Delaware limited liability company, FelCor Copley Plaza Leasing, L.L.C., a Delaware limited liability company, FelCor LAX Lessee, L.L.C., a Delaware limited liability company, Charleston Mills House Lessee, L.L.C., a Delaware limited liability company, FelCor Santa Monica Lessee, L.L.C., a Delaware limited liability company, FelCor Union Square Lessee, L.L.C., a Delaware limited liability company, and FelCor St. Pete Leasing (SPE), L.L.C., a Delaware limited liability company (collectively, the “Borrowers” and, each a “Borrower”), Assignee and certain lenders party thereto (the “Lenders”) and the certain other Loan Parties party thereto (such agreement as so modified and as further amended, modified, or amended and restated, and including any replacements thereof, the “Credit Agreement”), the Lenders have agreed to make loans and otherwise to extend credit to Borrowers;
WHEREAS, Assignor is owned directly by FelCor Lodging Trust Incorporated (“FelCor Trust”) and makes and administers various investments in the Collateral Properties through Borrowers and their Affiliates;
WHEREAS, it is a requirement under the Credit Agreement that Assignor execute and deliver to Assignee a pledge agreement in substantially the form hereof as additional collateral to secure the Obligations under the Credit Agreement; and
WHEREAS, each Guarantor, Assignor, and Borrowers are part of a group of related companies, and Assignor has received and/or expects to receive substantial direct and indirect

Exhibit 10.4

benefits from the loans and extensions of credit to Borrowers pursuant to the Credit Agreement (which benefits are hereby acknowledged).
NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. DEFINITIONS.
All terms not specifically defined herein, which terms are defined in (i) the Uniform Commercial Code as in effect in the State of New York, or (ii) the Credit Agreement, shall, in either case, have the meanings assigned to them therein. The following terms shall have the following meanings herein:
Assigned Interests. See §2.1 hereof.
Assignee. See preamble.
Assignor. See preamble.
Borrowers. See preamble.
Business Day. Any day on which banks are open for business in New York, New York.
Cash Collateral. See §4.2.
Cash Collateral Account. See §4.2.
Collateral. The Assigned Interests, the Cash Collateral, the Cash Collateral Account, and all other property now or hereafter pledged or assigned to Assignee by Assignor hereunder, and all income therefrom, increases therein and proceeds thereof.
Credit Agreement. See preamble.
Event of Default. See §5.
FelCor Trust. See preamble.
Guarantors. As defined in the Credit Agreement.
JPMC. See preamble.
LLC Agreement. Individually, each Limited Liability Company Agreement of [_________________________________________], as the same may be further amended or amended and restated from time to time.

Exhibit 10.4

LLC Agreements. Collectively, the Limited Liability Company Agreements of [_________________________________________], as the same may be further amended or amended and restated from time to time.
Loan Documents. As defined in the Credit Agreement.
Membership Interest. See preamble.
Obligations. As defined in the Credit Agreement.
Secured Parties. As defined in the Credit Agreement.
Time Deposits. See §4.2.
2.    PLEDGE.
2.1.    Grant of Security Interest. Assignor hereby pledges, grants a security interest in, mortgages, and collaterally assigns and transfers to Assignee, for the benefit of the Secured Parties, as security for the payment and performance in full when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations, all the right, title and interest of Assignor in and to the Membership Interests, wherever located and whether now owned or hereafter acquired or arising, including, without limitation, (a) all payments or distributions, whether in cash, property or otherwise, at any time owing or payable to Assignor on account of its interest as a member in each Owner, (b) all of Assignor's rights and interests as a member under each LLC Agreement, including all voting rights and all rights to grant or withhold consents or approvals in its capacity as a member, (c) all rights as a member of access and inspection to and use of all books and records, including computer software and computer software programs, of each Owner, (d) all other rights, interests, property or claims to which Assignor may be entitled in its capacity as a member of each Owner, and (e) all proceeds and products of any of the foregoing (all of the foregoing rights, title and interest described in the foregoing clauses (a) through (e) being herein referred to collectively as the “Assigned Interests”).
Owners have evidenced their acknowledgement and consent to the pledge and grant given hereby, by execution and delivery of an Acknowledgment and Consent in the form attached hereto as Exhibit B.
2.2.    Pledge of Cash Collateral Account. Assignor also hereby pledges and assigns to Assignee, for the benefit of the Secured Parties, and grants to Assignee, for the benefit of the Secured Parties, a security interest in the Cash Collateral Account and all of the Cash Collateral, subject to the terms of this Agreement.
2.3.    Waiver of Certain Provisions in the LLC Agreements. Assignor irrevocably waives any and all provisions of the LLC Agreements that (a) prohibit, restrict, condition or otherwise affect the grant hereunder of any lien, security interest or encumbrance on any of the Collateral or any enforcement action which may be taken in respect of any such lien, security interest or encumbrance, or (b) otherwise conflict with the terms of this Agreement.

Exhibit 10.4

2.4.    Authorization to File Financing Statement. Assignor hereby authorizes Assignee to file in any Uniform Commercial Code filing office a financing statement naming Assignor as the debtor and indicating the Collateral as the collateral. The financing statement may indicate some or all of the collateral on the financing statement, whether specifically or generally.
2.5.    Delivery of Certificates. The certificates for the Membership Interests, accompanied by appropriate instruments of assignment thereof duly executed in blank by Assignor, have been delivered to Assignee.
2.6.    Additional Interests. In case Assignor shall acquire any additional membership interests of any Owner, or any other equity interests exchangeable for or convertible into Membership Interests or membership interests of any Owner, whether by purchase, dividend, split or otherwise, then (i) such Membership Interests and membership interests and equity interests shall automatically be subject to the pledge, assignment and security interest granted to Assignee, for the benefit of the Secured Parties, under this Agreement and the Assigned Interests shall include such additional Membership Interests and additional membership interests and (ii) Assignor shall deliver to Assignee forthwith any certificates therefor, accompanied by appropriate instruments of assignment duly executed by Assignor in blank and Assignee may update Exhibit A to reflect such additional Membership Interests or membership interests. In any event, on the last day of each calendar quarter, Assignor shall update Exhibit A (if applicable) to reflect the Membership Interests then owned by Assignor, and Assignor and Assignee shall make deliveries of the certificates for the Membership Interests pledged under this Agreement so that such certificates are reconciled with such updated Exhibit A.
3.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF ASSIGNOR.
3.1.    Representations and Warranties. Assignor hereby represents and warrants to Assignee as follows:
(a)    Each of Assignor and each Owner is duly organized, validly existing, and in good standing under the laws of the State of Delaware and all other jurisdictions where such person does business; the LLC Agreements are in full force and effect; Assignor is the duly constituted sole member of each Owner pursuant to the relevant LLC Agreement and is listed as the sole member in such LLC Agreement and in its related certificates and schedules; and the Membership Interests are validly issued, non-assessable and fully paid membership interests in the Owners.
(b)    Assignor has full right, power and authority to make this Agreement (including the provisions enabling Assignee or its nominee, upon the occurrence of an Event of Default, to exercise the voting or other rights provided for herein), under each LLC Agreement and under applicable law, without the consent, approval or authorization of, or notice to, any other person, including any regulatory authority or any person having any interest any Owner, other than any consents to this Agreement required to be given by the other members under each LLC Agreement, which consents, if any, have been duly received.

Exhibit 10.4

(c)    The execution, delivery, and performance of this Agreement and the transactions contemplated hereby (i) have been duly authorized by all necessary limited liability company proceedings on behalf of Assignor, (ii) do not conflict with or result in any breach or contravention of any applicable law, regulation, judicial order or decree to which Assignor or any Owner is subject, (iii) do not conflict with or violate any provision of the certification of formation or other organizational documents of Assignor or any Owner, and (iv) do not violate, conflict with, constitute a default or event of default under, or result in any rights to accelerate or modify any obligations under any agreement, instrument, lease, mortgage or indenture to which Assignor or any Owner is party or subject, or to which any of its assets are subject.
(d)    This Agreement has been duly executed and delivered by Assignor and is the legal, valid, and binding obligation of Assignor enforceable against it in accordance with the terms hereof except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any case or proceeding therefor may be brought.
(e)    Assignor is the sole, direct, legal and beneficial owner of all Assigned Interests, which Assigned Interests constitute one hundred percent (100%) of the membership interests in each Owner, and has good and marketable title thereto, free and clear of any lien, security interest, mortgage or other encumbrance, other than the liens and security interest granted to Assignee hereunder; and the liens and security interests hereunder constitute valid and perfected first priority liens and security interests.
(f)    Assignor’s type and jurisdiction of organization and Assignor’s tax identification number and organizational identification number, if Assignor has one, is set forth below Assignor’s signature to this Agreement. Assignor's principal place of business, chief executive office, and the place where its records concerning the Collateral are kept is located at 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas 75062. The exact legal name of Assignor is [_______________________________________].
(g)    Assignor has no obligation to make any contribution, capital call or other payment to any Owner with respect to the Assigned Interests.
(h)    The copy of each LLC Agreement delivered to Assignee is a true, correct, and complete copy thereof, and the LLC Agreements have not been amended or modified in any respect, except for such amendments or modifications as are attached to the copy thereof delivered to Assignee.
(i)    The membership interest of Assignor in each Owner is a security governed by Article 8 of the Uniform Commercial Code of the jurisdiction in which each Owner is organized. All Collateral which constitutes a “security” (under the applicable version of the Code) has been delivered to Assignee.

Exhibit 10.4

3.2.    Covenants. Assignor covenants to Assignee as follows:
(a)    Assignor will not permit or agree to any amendment or modification of any LLC Agreement (except for ministerial or other non-substantive amendments or modifications) as in effect on the date hereof (or other governing document with respect to the Assigned Interests), or waive any rights or benefits under any LLC Agreement (or such other governing document), without the prior written consent of Assignee.
(b)    Without the prior written consent of Assignee, Assignor will not sell, dispose of or assign, beneficially or of record, or grant, create, permit or suffer any lien or encumbrance on, any of the Assigned Interests, or withdraw as a member of any Owner.
(c)    Without the prior written consent of Assignee, Assignor shall not cast any vote or give or grant any consent, waiver or ratification or take any other action which could reasonably be expected to (i) directly or indirectly authorize or permit the dissolution, liquidation or sale of any Owner, whether by operation of law or otherwise, (ii) have the result of materially and adversely affecting any of Assignee's rights under this Agreement, (iii) violate the terms of this Agreement or any of the other Loan Documents, (iv) have the effect of impairing the validity, perfection or priority of the security interest of Assignee in any manner whatsoever, or (v) cause an Event of Default.
(d)    Assignor will comply with all laws, regulations, judicial orders or decrees applicable to the Collateral or any portion thereof, and perform and observe its duties under the LLC Agreements or other governing documents with respect to the Assigned Interests.
(e)    Assignor will (i) keep and maintain at its own cost and expense at its principal place of business satisfactory and complete records of the Collateral including a record of all payments received and all other dealings of a material nature with the Collateral, and (ii) mark its books and records pertaining to the Collateral and its books and records kept in its jurisdiction of organization to evidence this Agreement and the liens and security interests granted hereby.
(f)    Assignor will pay promptly when due any taxes, assessments, and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind, except that no such charge need be paid if (i) the validity thereof is being diligently contested in good faith by appropriate proceedings; (ii) such proceedings do not involve any danger of the sale, forfeiture, or loss of any of the Collateral or any interest therein; and (iii) such charge is adequately reserved against in a manner acceptable to Assignee.
(g)    Assignor will advise Assignee promptly, in reasonable detail, of (i) any lien, charge, claim or other encumbrance made or asserted against any of the Collateral; (ii) any material change in the composition of the Collateral; (iii) the occurrence of any other event

Exhibit 10.4

or condition which to its knowledge would have a material effect on the validity, perfection or priority of the liens and security interests granted hereunder; and (iv) any bankruptcy or litigation case or proceeding relating to any of the Collateral.
(h)    Assignor will not (i) change its type or jurisdiction of organization or, if it has one, its organizational identification number, (ii) change its principal place of business or chief executive office or the location of the records concerning the Collateral without giving thirty (30) days prior written notice to Assignee and taking such actions as may be necessary or appropriate in the reasonable opinion of Assignee duly to perfect and continue the perfection of Assignee's first priority lien and security interest in the Collateral pursuant to the laws of any jurisdiction into which such place of business, chief executive office, or records is or are transferred, and (iii) change its name in any matter that might make any financing statement filed hereunder misleading or invalid unless Assignor shall have notified Assignee thereof and taken all such actions as may be necessary or appropriate in the reasonable opinion of Assignee to make any financing statement filed in favor of Assignee not misleading or invalid.
(i)    Assignor shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and that of each Owner, the power and authority of each of Assignor and each Owner to own its property and carry on its business, the qualification of each of Assignor and each Owner to do business in its jurisdiction of organization, and the qualification of each of Assignor and each Owner to do business in each other jurisdiction where such qualification is necessary except where the failure so to qualify would not have a material adverse effect on the rights and interests of Assignee hereunder.
(j)    With respect to any Assigned Interests, Assignor shall not cause or permit or agree to any amendment of the LLC Agreement of any Owner to opt out of Article 8 of the Uniform Commercial Code or otherwise permit the Assigned Interests to become uncertificated securities without Assignee’s prior written consent.
(k)    Assignor will promptly deliver to Assignee, or cause each Owner or any other entity issuing the Assigned Interests to deliver directly to Assignee, membership interest certificates representing any Assigned Interest acquired or received after the date of this Agreement with a transfer power duly executed by Assignor in the form attached as Exhibit C. If at any time Assignee notifies Assignor that it requires an additional transfer power endorsed in blank, Assignor shall promptly execute in blank and deliver the requested transfer power to the requesting party.
4.     RIGHTS OF ASSIGNEE.
4.1.    Assignee Appointed Attorney-in-Fact. Assignor hereby irrevocably constitutes and appoints Assignee, its successors and assigns, its true and lawful attorney-in-fact, with full power and authority and with full power of substitution, at the expense of Assignor, either in Assignee's own name or in the name of Assignor, at any time and from time to time, in each case

Exhibit 10.4

as Assignee in its sole discretion may determine (i) to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and (ii) upon the occurrence and during the continuance of an Event of Default:
(a)    to take any action and execute any instruments that such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof;
(b)    to ask, demand, collect, receive, receipt for, sue for, compound, and give acquittance for any and all sums or properties that may be or become due, payable, or distributable in respect of the Collateral or that constitute a part thereof, with full power to settle, adjust, or compromise any claim thereunder or therefor as fully as Assignor could do;
(c)    to endorse or sign the name of Assignor on all instruments given in payment or in part payment thereof and all documents of satisfaction, discharge, or receipt required or requested in connection therewith; and
(d)    to file or take any action or institute any case or proceeding that Assignee may deem necessary or appropriate to collect or otherwise realize upon any or all of the Collateral, or effect a transfer thereof, or that may be necessary or appropriate to protect and preserve the right, title, and interest of Assignee in and to the Collateral and the security intended to be afforded hereby.
4.2.    Cash Collateral Account. Unless applied by Assignee to Obligations then due and payable, all sums of money that are paid to Assignee pursuant to this Agreement with respect to the Collateral, but expressly excluding any amounts that are paid under the provisions of Article III of the Credit Agreement, shall be deposited into an interest bearing account with Assignee or another financial institution selected by Assignee in its sole discretion (the “Cash Collateral Account”). Some or all of the funds from time to time in the Cash Collateral Account may be invested in time deposits, including certificates of deposit issued by Assignee or another financial institution selected by Assignee in its sole discretion (such certificates of deposit or other time deposits being hereinafter referred to, collectively, as “Time Deposits”) that are satisfactory to Assignee, provided, in any such case, arrangements satisfactory to Assignee are made to perfect, and to ensure the first priority of, its lien and security interest in such Time Deposits. Interest earned on the Cash Collateral Account and on the Time Deposits, and the principal of the Time Deposits at maturity that is not invested in new Time Deposits, shall be deposited in the Cash Collateral Account. The Cash Collateral Account, all sums from time to time standing to the credit of the Cash Collateral Account, any and all Time Deposits, any and all instruments or other writings evidencing Time Deposits, and any and all proceeds of any thereof are hereinafter referred to as the “Cash Collateral.” If the Cash Collateral Account is not maintained with Assignee, Assignor shall, at Assignee’s request and option, pursuant to an agreement in form and substance satisfactory to Assignee, either (a) cause the depositary bank with which the Cash Collateral Account is maintained to agree to comply at any time with instructions from Assignee to such depositary bank directing the funds comprising the Cash Collateral, without

Exhibit 10.4

further consent of Assignee, or (b) arrange for Assignee to become the customer of such depositary bank with respect to the Cash Collateral Account.
4.3.    Certain Understandings of Parties; Control of Pledged Collateral.
(a)    The parties acknowledge and agree that each of the Assigned Interests is a “security” (as defined in Section 8-102(a) and Section 8-103 of the Uniform Commercial Code). The parties further acknowledge and agree that the Assigned Interests are not and will not be investment company securities within the meaning of Section 8-102 of the Uniform Commercial Code.
(b)     In the event that Assignee assigns its interest in the Loan in accordance with the Credit Agreement, Assignor will promptly execute and deliver or cause each Owner to execute and deliver, as applicable, revised versions of the documents attached as Exhibits B and C in favor of the assignee thereof.
(c)    Irrevocable Proxy. Solely with respect to Article 8 Matters, Assignor hereby irrevocably grants and appoints Assignee, from the date of this Agreement until the termination of this Agreement in accordance with its terms, as Assignor’s true and lawful proxy, for and in Assignor’s name, place and stead to vote the Assigned Interests in each Owner by Assignor, whether directly or indirectly, beneficially or of record, now owned or hereafter acquired, with respect to such Article 8 Matters. The proxy granted and appointed in this §4.3(c) shall include the right to sign Assignor’s name (as a member of each Owner) to any consent, certificate or other document relating to an Article 8 Matter and the Assigned Interests that applicable law may permit or require, to cause the Assigned Interests to be voted in accordance with the preceding sentence. Except as set forth in §4.1 hereof, Assignor hereby represents and warrants that there are no other proxies and powers of attorney with respect to an Article 8 Matter and the Assigned Interests that Assignor may have granted or appointed. Assignor will not give a subsequent proxy or power of attorney or enter into any other voting agreement with respect to the Assigned Interests with respect to any Article 8 Matter and any attempt to do so with respect to an Article 8 Matter shall be void and of no effect.
As used herein, “Article 8 Matter” means any action, decision, determination or election by any Owner or its member(s) that its membership interests or other equity interests, or any of them, be, or cease to be, a “security” as defined in and governed by Article 8 of the Uniform Commercial Code, and all other matters related to any such action, decision, determination or election.
The proxies and powers granted by Assignor pursuant to this Agreement are coupled with an interest and are given to secure the performance of Assignor’s obligations.
4.4.    Distributions, Conversion, Voting, etc. So long as no Event of Default shall have occurred and be continuing and to the extent permitted under the Credit Agreement, Assignor shall be entitled to:

Exhibit 10.4

(a)    receive all cash and other distributions paid in respect of the Assigned Interests not authorized, or made, in violation of the Credit Agreement;
(b)    exercise any voting rights relating to the Assigned Interests; and
(c)    give consents, waivers, approvals, and ratifications in respect of the Assigned Interests.
All such rights of Assignor to receive cash and other distributions shall cease if an Event of Default shall have occurred and be continuing, except to the extent permitted under the Credit Agreement, and Assignor shall (i) at the request of Assignee, issue appropriate instructions that any such distributions be paid directly to Assignee or to such account as Assignee may designate, and (ii) hold in trust for Assignee and immediately pay over to Assignee any such distributions received by Assignor, except to the extent permitted under the Credit Agreement. All such rights of Assignor referred to in clauses (b) and (c) shall, at Assignee's sole option, as evidenced by Assignee notifying Assignor in writing of its exercise of such option, cease in case an Event of Default shall have occurred and be continuing.
4.5.    No Assignment of Duties. This Agreement constitutes an assignment of the Assigned Interests and the other Collateral only and not an assignment of any duties or obligations of Assignor with respect thereto, and by its acceptance hereof and whether or not Assignee shall have exercised any of its rights or remedies hereunder, Assignee does not undertake to perform or discharge, and shall not be responsible or liable for the performance or discharge of, any such duties or responsibilities, including, without limitation, for capital calls. Assignor agrees that, notwithstanding the exercise by Assignee of any of its rights hereunder, Assignor shall remain liable for the full and prompt performance of all of Assignor's obligations and liabilities under the LLC Agreements. Under no circumstances shall Assignee or any holder of any of the Obligations as such be deemed to be a member of any Owner by virtue of the provisions of this Agreement unless expressly agreed to in writing by Assignee. Without limiting the generality of the foregoing, Assignee shall have no limited liability company fiduciary duty to Assignor, whether by virtue of the security interests and liens hereunder, or any enforcement action in respect of such security interests and liens, unless and until Assignee is admitted to each Owner, as a substitute member after exercising enforcement rights under §9-610 or §9-620 of the Uniform Commercial Code in effect in the State of New York, or otherwise.
5.     EVENTS OF DEFAULT.
Any one or more of the following events shall constitute an “Event of Default” hereunder:
(a)    Assignor shall fail to perform any of its obligations under any LLC Agreement that results in a default thereunder following the expiration of any applicable notice and cure periods; or
(b)    The occurrence of any Event of Default (as defined in the Credit Agreement).

Exhibit 10.4

6.     REMEDIES.
6.1.    Remedies. During the continuance of an Event of Default, Assignee shall have, in addition to the rights, powers and authorizations to collect the sums assigned hereunder, all rights and remedies of a secured party under the Uniform Commercial Code and under other applicable law with respect to the Assigned Interests and any other Collateral hereunder, including, without limitation, the following rights and remedies:
(a)    if Assignee so elects and gives written notice of such election to Assignor, Assignee may, in its sole discretion, (i) exercise any voting rights relating to the Assigned Interests (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) for any lawful purpose, including for the amendment or modification of any LLC Agreement or other governing documents or the liquidation of the assets of any Owner, (ii) give all consents, waivers, approvals, and ratifications in respect of such Assigned Interests, and (iii) otherwise act with respect thereto as though it were the outright owner thereof (Assignor hereby irrevocably constituting and appointing Assignee the proxy and attorney-in-fact of Assignor, with full power and authority of substitution, to do so);
(b)    Assignee may, in its sole discretion, demand, sue for, collect, compromise, or settle any rights or claims in respect of any Collateral, as attorney-in-fact pursuant to §4.1 or otherwise;
(c)    (i) Assignee may, in its sole discretion, sell, resell, assign, deliver, or otherwise dispose of any or all of the Collateral, for cash or credit or both and upon such terms, in such manner, at such place or places, at such time or times, and to such persons or entities as Assignee thinks expedient, all without demand for performance by Assignor or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by applicable law; and (ii) at the time of any such sale or other disposition, Assignee or its nominee or any purchaser of the Collateral at a foreclosure sale may, in its sole discretion, cause any Owner to make an election under §754 of the Internal Revenue Code as to the basis of any Assigned Interest being sold or otherwise disposed of;
(d)    Assignee may, in its sole discretion, cause all or any part of the Assigned Interests held by it to be transferred into its name or the name of its nominee or nominees; and
(e)    Assignee may, in its sole discretion, set off against the Obligations or place an administrative hold or freeze on any and all sums deposited with it or held by it, including any sums standing to the credit of the Cash Collateral Account and any Time Deposits issued by Assignee, with any withdrawal penalty relating to Time Deposits being an expense of collection.
6.2.    Remedies Not Exclusive. No single or partial exercise by Assignee of any right, power or remedy hereunder shall preclude any other or further exercise thereof or the exercise of

Exhibit 10.4

any other right, power or remedy. Each right, power and remedy herein specifically granted to Assignee or otherwise available to it shall be cumulative, and shall be in addition to every other right, power, and remedy herein specifically given or now or hereafter existing at law, in equity, or otherwise. Each such right, power and remedy, whether specifically granted herein or otherwise existing, may be exercised at any time and from time to time and as often and in such order as may be deemed expedient by Assignee in its sole discretion.
6.3.    Public Sale. In the event of any sale or other disposition of the Collateral as provided in §6.1(c), Assignee shall give to Assignor at least five (5) Business Days’ prior written notice of the time and place of any public sale or other disposition of the Collateral or of the time after which any private sale or any other disposition is to be made. Assignor hereby acknowledges that five (5) Business Days’ prior authenticated notice of such sale or other disposition shall be reasonable notice. Assignee may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereafter imposed by law, regulation, judicial order or decree or otherwise (all of which are hereby expressly waived by Assignor, to the fullest extent permitted by law). Assignee may buy any part or all of the Collateral at any public sale or other disposition and if any part or all of the Collateral is of a type customarily sold or otherwise disposed of in a recognized market or is of a type which is the subject of widely-distributed standard price quotations, Assignee may buy at private sale or other disposition and may make payments thereof by any means. Assignee may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling, and the like, to reasonable attorneys' fees, travel, and all other expenses which may be incurred by Assignee in attempting to collect the Obligations or to enforce this Agreement or in the prosecution or defense of any case or proceeding related to this Agreement, and then to the Obligations in accordance with the requirements of the Credit Agreement.
6.4.    Private Sale. Assignor recognizes that Assignee may be unable to effect a public sale or other disposition of the Collateral by reason of the lack of a ready market for the Collateral, of the limited number of potential buyers of the Collateral or of certain prohibitions contained in the Securities Act of 1933, state securities laws, and other applicable laws, and that Assignee may be compelled to resort to one or more private sales or other dispositions thereof to a restricted group of purchasers. Assignor agrees that any such private sales or other dispositions may be at prices and other terms less favorable to the seller than if sold at public sales or other dispositions and that such private sales or other dispositions shall not solely by reason thereof be deemed not to have been made in a commercially reasonable manner. Assignee shall be under no obligation hereunder or otherwise (except as provided by applicable law) to delay a sale or other disposition of any of the Collateral for the period of time necessary to permit the registration of such securities for public sale or other public disposition under the Securities Act of 1933 and applicable state securities laws. Any such sale or other disposition of all or a portion of the Collateral may be for cash or on credit or for future delivery and may be conducted at a private sale or other disposition where Assignee or any other person or entity may be the purchaser of all or part of the Assigned Interests so sold or otherwise disposed of. Assignor agrees that to the extent notice of sale or other disposition shall be required by law, at least five (5) Business Days’ prior notice to Assignor of the time and place after which any private sale is to be made shall constitute reasonable notification. Subject to the

Exhibit 10.4

foregoing, Assignee agrees that any sale or other disposition of the Assigned Interests shall be made in a commercially reasonable manner. Assignee shall incur no liability as a result of the sale or other disposition of any of the Collateral, or any part thereof, at any private sale which complies with the requirements of this §6.4. Assignor hereby waives, to the extent permitted by applicable law, any claims against Assignee arising by reason of the fact that the price at which any of the Collateral, or any part thereof, may have been sold or otherwise disposed of at such private sale was less than the price that might have been obtained at a public sale or other public disposition, even if Assignee accepts the first offer deemed by Assignee in good faith deemed to be commercially reasonable under the circumstances and does not offer any of the Collateral to more than one offeree.
6.5.    Title. Nothing contained in this Agreement shall be construed to require Assignee to take any action with respect to the Assigned Interests, whether by way of foreclosure or otherwise and except as required by the LLC Agreements, in order to permit Assignee to become a substitute member of any Owner under its LLC Agreement.
7.     ASSIGNMENT NOT AFFECTED BY OTHER ACTS.
Assignor acknowledges and agrees that the security interests and collateral assignments herein provided for shall remain in full force and effect and shall not be impaired by any acceptance by Assignee of any other collateral security for or guaranty of any of the Obligations, or by any failure or neglect or omission on the part of Assignee to realize upon, collect or protect any Obligations or any Collateral. The security interests and collateral assignments herein provided for shall not in any manner be affected or impaired by any renewal, extension, modification, amendment, waiver, or restatement of any of the Obligations or of any collateral security therefor, or of any guaranty thereof, Assignor hereby waiving any and all suretyship defenses to the extent otherwise applicable. In order to sell or otherwise dispose of or otherwise realize upon the security interests and assignments herein granted and provided for, and exercise the rights granted Assignee hereunder and under applicable law, there shall be no obligation on the part of Assignee at any time to first resort for payment to any guarantors of the Obligations or any part thereof or to resort to any other collateral security, property, liens or other rights or remedies whatsoever, and Assignee shall have the right to enforce the security interests and collateral assignments herein provided for irrespective of whether or not other proceedings are pending for realization upon or from any of the foregoing.
8.     MISCELLANEOUS.
8.1.    Additional Instruments and Assurances. Assignor hereby agrees, at its own expense, to execute and deliver, from time to time, any and all further, or other, instruments, and to perform such acts, as Assignee may reasonably request to effect the purposes of this Agreement and to secure to Assignee the benefits of all rights and remedies conferred upon Assignee by the terms of this Agreement.
8.2.    Release. If and only if all of the indebtedness and obligations of Borrowers under the Credit Agreement shall have been indefeasibly paid, performed, and discharged in full in cash, or the security interest in the Collateral otherwise shall have been released by Assignee in accordance with the Credit Agreement, the lien and security interest created hereby shall be automatically

Exhibit 10.4

released with respect to all Secured Parties and Assignee shall, upon demand and at the sole expense of Assignor, deliver, file or record the proper instrument or instruments to evidence such release, and such release shall be binding upon all of the Secured Parties notwithstanding that Obligations may then be outstanding.
8.3.    Assignee's Exoneration. Under no circumstances shall Assignee be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral of any nature or kind or any matter or proceeding arising out of or relating thereto, other than (a) to exercise reasonable care in the physical custody of the Collateral and (b) if an Event of Default shall have occurred and be continuing, to act in a commercially reasonable manner in exercising its rights and remedies with respect to the Collateral. Subject to the foregoing, Assignee shall not be required to take any action of any kind to collect, preserve or protect its or Assignor's rights in the Collateral.
8.4.    No Waiver, etc. Any term of this Agreement may be amended or modified with, but only with, the written consent of Assignor and Assignee. Any term of this Agreement may be waived by a writing executed by the party to be charged with such waiver. No act, failure, or delay by Assignee shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by Assignee of any default, right, or remedy that it may have shall operate as a waiver of any other default, right, or remedy or of the same default, right, or remedy on a future occasion.
8.5.    Waiver By Assignor. Assignor hereby waives presentment, notice of dishonor, and protest of all instruments included in or evidencing any of the Obligations or the Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein or in the Credit Agreement or for notices required in connection with judicial proceedings).
8.6.    Notice, etc. All notices, requests, and other communications hereunder shall be made and effective in the manner and at the address set forth on the signature pages hereto or at such other address as may be set forth or in a notice from the notifying party to the other parties hereto.
8.7.    Overdue Amounts. Until paid, all amounts due and payable by Assignor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Credit Agreement.
8.8.    Governing Law; Consent to Jurisdiction. This Agreement is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the laws of the State of New York. ASSIGNOR AGREES THAT ANY PROCEEDING FOR THE ENFORCEMENT OF THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURT AND TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING BEING MADE UPON ASSIGNOR BY MAIL AT THE ADDRESS SPECIFIED IN §8.6. ASSIGNOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH PROCEEDING OR ANY

Exhibit 10.4

SUCH COURT OR THAT SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT COURT.
8.9.    Waiver of Jury Trial. EACH OF ASSIGNOR AND ASSIGNEE HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS.
8.10.    Limitation of Liability. Except as prohibited by applicable law, each of Assignor and Assignee waives any right which it may have to claim or recover in any proceeding referred to in the preceding sentence any special, exemplary, or punitive damages or any damages other than, or in addition to, actual or consequential damages. Assignor (a) certifies that neither Assignee nor any representative, agent, or attorney of Assignee has represented, expressly or otherwise, that Assignee would not, in the event of any proceeding, seek to enforce the foregoing waivers and (b) acknowledges that, in entering into this Agreement, Assignee is relying upon, among other things, the waivers and certifications contained in this §8.10.
8.11.    Severability and Enforceability. All provisions hereof are severable and the invalidity or unenforceability of any of such provisions shall in no manner affect or impair the validity and enforceability of the remaining provisions hereof.
8.12.    Successors and Assigns. This Agreement shall be binding upon Assignor and upon the legal representatives, successors and assigns of Assignor and shall inure to the benefit of Assignee and its successors and assigns.
8.13.    Counterparts. This Agreement may be executed in any number of counterparts, each constituting an original, but all together one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by electronic means, including by facsimile or by “.pdf” attachment to email, shall be effective as delivery of a manually executed counterpart of this Agreement.
8.14.    Entire Agreement. This Agreement and the Loan Documents and any other document executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any terms hereof may be changed, waived or terminated except by a writing signed by each party hereto.
[Signatures on Following Page]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of the date first above written, as an instrument under seal.

ASSIGNOR:	[________________________________________]
By:    ________________________________
Name:
Title:

Type of organization:  [_________________]

Jurisdiction of organization:  Delaware

Tax identification number:  [_____________]

Organizational identification number (or state “none” if the jurisdiction does not issue one): [___________________________________]

Address:

c/o FelCor Lodging Trust Incorporated
545 E. John Carpenter Freeway, Suite 1300
Irving, Texas 75062

ASSIGNEE:	JPMORGAN CHASE BANK, N.A., as Administrative Agent
By: _________________________________
Name:
Title:

Address:

383 Madison Avenue, 24th Floor
New York, NY 10179

EXHIBIT A

Membership Interests

[INTENTIONALLY OMITTED]

EXHIBIT B
FORM OF ACKNOWLEDGMENT AND CONSENT
[_______________________________________________________________], hereby acknowledge receipt of a copy of that certain Pledge and Security Agreement (the “Pledge Agreement”) granted by [____________________________] (“Assignor”) to and for the benefit of Assignee (as defined therein) and acknowledge that Assignor is bound thereby. Assignor agrees to notify Assignee promptly in writing of the occurrence of any of the events described in Section 2.6 of the Pledge Agreement.
Dated: ____________, 2015
[____________________________________________]

In each case by:

By: ____________________________________________
Name: _______________________________________
Title: ________________________________________

EXHIBIT C
FORM OF
TRANSFER POWER
FOR VALUE RECEIVED, [________________________________] (“Assignor”), hereby sells, assigns and transfers unto ______________________________, all of its ownership interest(s) in [_______________________________________________________], standing in the name of Assignor on the books of such limited liability company represented by Certificate No. [_] and does hereby irrevocably constitute and appoint attorney to transfer said ownership interests on the books of such limited liability company with full power of substitution in the premises.
Dated: ____________ ____, 20___
[______________________________________]

By:
Name:
Title:

In the presence of:

Name: